UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 17, 2009 (February 12, 2009)
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

100 Throckmorton Street, Suite 1200
Ft. Worth, Texas	76102
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On February 12, 2009, the Board of Directors (the “Board”) of Range Resources Corporation (the “Company”) approved a revised form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each of its directors and executive officers. The Indemnification Agreement is a single standard form for each of the Company’s directors and executive officers and replaces the prior form of Indemnification Agreement in use by the Company since 2005. The Company’s directors are Charles L. Blackburn, Anthony V. Dub, V. Richard Eales, Allen Finkelson, James M. Funk, Jonathan S. Linker, Kevin S. McCarthy, John H. Pinkerton and Jeffrey L. Ventura. The Company’s executive officers are John H. Pinkerton, Chief Executive Officer, Jeffrey L. Ventura, President and Chief Operating Officer, Roger S. Manny, Executive Vice President and Chief Financial Officer, Alan W. Farquharson, Senior Vice President — Reservoir Engineering, Steven L. Grose, Senior Vice President — Appalachia, David P. Poole, Senior Vice President — General Counsel and Corporate Secretary, Chad L. Stephens, Senior Vice President — Corporate Development, Rodney L. Waller, Senior Vice President, Chief Compliance Officer and Mark D. Whitley, Senior Vice President — Southwest Business Unit and Engineering Technology. The Board further authorized the Company to enter into Indemnification Agreements with future directors and executive officers of the Company and other persons or categories of persons that may be designated from time to time by the Company.
     The Indemnification Agreement clarifies and updates the prior form of agreement and generally requires the Company, to the extent permitted under applicable law, to indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they are or were directors or executive officers of the Company or assumed certain responsibilities at the direction of the Company.
     The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 12, 2009, the Board of the Company adopted amendments to the Company’s Amended and Restated By-laws (the “By-laws”) to provide for a majority vote standard in uncontested elections of directors. The By-laws as amended became effective immediately upon their adoption by the Board.
     The amendments to Article III, Section 3.2 of the By-laws implement the new majority vote standard by providing that, in future uncontested elections of directors, each nominee for director must receive a majority of the votes cast (meaning that the number of shares voted “for” a nominee for director must exceed the number of votes cast “against” that nominee for director) in order to be elected to the Board. Under previous By-law provisions, directors were elected by a vote of a plurality of the votes cast. In contested elections, directors will continue to be elected by a vote of a plurality of the votes cast., A “contested election” is an election in which the number of nominees for director exceeds the number of directors to be elected.
     The amendments to Article III, Section 3.3 of the By-laws provide that an incumbent director may become a nominee for further service on the Board only if the incumbent director submits an irrevocable resignation that is contingent on not receiving a majority vote in an uncontested election and the Board’s acceptance of such resignation. If the incumbent director does not receive a majority vote in an uncontested election, the Governance and Nominating Committee, or such other committee designated by the Board, will recommend to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will decide whether to accept or reject the resignation, and make a public disclosure of its decision, including the rationale behind its decision if the resignation is rejected, within 90 days following the certification of election results. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the Board may fill the vacancy in accordance with the provisions of the By-laws as amended.
     The foregoing description is a summary of the amendments to the By-laws and is qualified in its entirety by reference to the Amended and Restated By-laws of Range Resources Corporation, filed as Exhibit 3.1 to this Current

Report on Form 8-K and incorporated herein by reference. A copy of the By-laws as amended marked to show changes to the former By-laws has been included as Exhibit 3.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Amended and Restated By-laws of Range Resources Corporation.

3.2	Amended and Restated By-laws of Range Resources Corporation, marked to show changes effected by the amendments discussed herein.

10.6	Form of Indemnification Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ David P. Poole
David P. Poole
Senior Vice President — General Counsel and Corporate Secretary

Date: February 17, 2009

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amended and Restated By-laws of Range Resources Corporation.

3.2	Amended and Restated By-laws of Range Resources Corporation, marked to show changes effected by the amendments discussed herein.

10.6	Form of Indemnification Agreement.